UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 6, 2006

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas 75019

(Address of principal executive offices) (Zip Code)

(972) 462-2700

(Registrant's telephone number, including area code)

1730 Briercroft Court, Carrollton, Texas 75006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2006, the Board of Directors of CellStar Corporation (the "Company"), upon recommendation by the Compensation Committee, granted shares of the Company's restricted stock to its non-employee directors and executive officers in the following amounts:

Dale V. Kesler	Non-Employee Director	4,500
John L. ("J.L.") Jackson	Non-Employee Director	4,500
Jere W. Thompson	Non-Employee Director	4,500
Da Hsuan Feng	Non-Employee Director	4,500
Robert A. Kaiser	Chairman and Chief Executive Officer	150,000
Michael J. Farrell	Executive Vice President of Finance, Treasurer and Chief Administrative Officer	32,000
Elaine Flud Rodriguez	Senior Vice President and General Counsel	15,000
Raymond L. Durham	Senior Vice President and Chief Financial Officer	15,000
Juan Martinez Jr.	Vice President and Corporate Controller	7,000

The Company will enter into restricted stock award agreements with each of the above-named individuals. The agreements provide that the shares of restricted stock vest at 33 1/3% over a three-year period, with immediate vesting upon the occurrence of any of the following: (i) the participant's death; (ii) the participant's termination of service due to disability; (iii) the participant's termination of service by the Company without cause; (iv) the participant's voluntary termination of service after the attainment of age 65; or (v) a change of control, as such term is defined in the agreement. Each of the agreements is identical as to form and substance.

The foregoing description of the restricted stock award agreements is not complete and is qualified in its entirety by reference to the form of restricted stock award agreement. The form of restricted stock award agreement was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 21, 2005, and is incorporated herein by reference.

In addition, on March 6, 2006, the Company's Board of Directors, upon recommendation by the Compensation Committee, established a fiscal 2006 bonus plan for the Company's executive officers, including its Chief Executive Officer, and other key employees. Bonuses for fiscal 2006 for the Company's executive officers will be based upon the achievement of certain financial targets related to the Company's profit after tax, cash flow from operations, and return on assets employed, as well as the achievement of other strategic objectives. Mr. Kaiser is eligible for a target bonus of 75% of his base salary, and the other executive officers are eligible for targets ranging from 25% to 45% of base salary. Each individual target composes a portion of the bonus, and payment for performance of financial targets will be prorated for the actual amount of each target achieved after a 60% threshold is reached. Payments may be raised or lowered only in the discretion of the Compensation Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLSTAR CORPORATION

By: /s/ Elaine Flud Rodriguez
Date: March 7, 2006	Elaine Flud Rodriguez Senior Vice President and General Counsel